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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Larscom Incorporated dated June 5, 2003 of our report dated January 22, 2003 (February 28, 2003 as to Note 15) and incorporated by reference in Registration Statements No. 333-106056, 333-101781, 333-64383 and 333-18251 of Larscom Incorporated on Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of VINA Technologies, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
San Jose, California

August 8, 2003



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